      As filed with the Securities and Exchange Commission on June 9, 2000
                                             Registration No. 333-______________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           RHYTHMS NETCONNECTIONS INC.
             (Exact name of Registrant as specified in its charter)


                DELAWARE                                  33-0747515
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                 Identification Number)

                            9100 EAST MINERAL CIRCLE
                            ENGLEWOOD, COLORADO 80112
                                 (303) 476-4200
    (Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

                         ------------------------------

                RHYTHMS NETCONNECTIONS INC. 2000 STOCK AWARD PLAN
                            (Full title of the Plan)

                         ------------------------------

                               CATHERINE M. HAPKA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           RHYTHMS NETCONNECTIONS INC.
                            9100 EAST MINERAL CIRCLE
                            ENGLEWOOD, COLORADO 80112
                                 (303) 476-4200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
             Title of Securities                Amount to be      Proposed Maximum        Proposed Maximum        Amount of
               to be Registered                Registered (1)      Offering Price        Aggregate Offering   Registration Fee
                                                                   Per Share (2)             Price (2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share          1,200,000            $19.00                $22,800,000           $6,019.20
Total                                            1,200,000            $19.00                $22,800,000           $6,019.20
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable with respect to the securities registered hereunder by reason of any stock splits, stock dividends, recapitalization or other similar transactions, as provided by Rule 416 of the Securities Act of 1933, as amended (the "Securities Act").

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act on the basis of the average of the high and low price per share of Common Stock ($19.00) on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of June 8, 2000 (within 5 business days prior to filing this Registration Statement).

                                     PART I

     In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Rhythms NetConnections Inc. pursuant to the employee benefit plan referred to herein.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company are incorporated herein by reference:

     - The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission March 30, 2000;

     - Definitive Revised Proxy Statement, as filed with the Commission on April 10, 2000;

     - The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed with the Commission on May 12, 2000;

     - The Registrant's Registration Statement on Form 8-A filed with the Commission on April 1, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

     - The Registrant's Registration Statement on Form 8-A filed with the Commission on April 8, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Sock Purchase Rights.

     All reports, documents or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extend that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated buy reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersede, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits indemnification of the Registrant's officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

     Article VII, Section 1 of the Registrant's Restated Bylaws provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnify thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the registrant as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article V, Section (A) of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses including legal fees and expenses incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

     The Registrant has purchased directors' and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

     The Registrant has an insurance policy covering the directors and officers of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

   Exhibit
    Number          Description of Exhibits
   -------          -----------------------
      4             Instruments Defining the Rights of Stockholders. Reference
                    is made to Registration's Registration Statement on Form
                    8-A, together with the amendments and exhibits thereto,
                    which are incorporated herein by reference pursuant to Items
                    3(c) and 3(d).

      5             Opinion and Consent of Brownstein Hyatt & Farber, P.C.

     23.1           Consent of PricewaterhouseCoopers LLP.

     23.2           Consent of Brownstein Hyatt & Farber, P.C. is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

     99.1           Rhythms NetConnections Inc. 2000 Stock Award Plan.

     99.2           Form of Rhythms NetConnections Inc.  Stock Award Agreement.

     99.3           Form of Rhythms NetConnections Inc. Notice of Stock Award
                    Under the 2000 Stock Award Plan.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing indemnification provisions summarized in
Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado, on June 8, 2000.


                                       RHYTHMS NETCONNECTIONS INC.

                                       By: /s/ John W. Braukman
                                           -----------------------
                                           John W. Braukman
                                           Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine M. Hapka and John W. Braukman, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SIGNATURES                   TITLE                                  DATE

/s/ Catherine M. Hapka       Chairman of the Board and              June 8, 2000
-----------------------        Chief Executive Officer
Catherine M. Hapka             and Director (Principal
                               Executive Officer)

/s/ John W. Braukman         Chief Financial Officer                June 8, 2000
-----------------------        (Principal Financial and
John W. Braukman               Accounting Officer)

                             Director
-----------------------
Kevin R. Compton

/s/ Keith B. Geeslin         Director                               June 8, 2000
-----------------------
Keith B. Geeslin

/s/ Susan Mayer              Director                               June 8, 2000
-----------------------
Susan Mayer

                             Director
-----------------------
William R. Stensrud

/s/ John L. Walecka          Director                               June 8, 2000
-----------------------
John L. Walecka

/s/ Edward J. Zander         Director                               June 8, 2000
-----------------------
Edward J. Zander

-----------------------      Director
Michael Levih

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                          RHYTHMS NETCONNECTIONS, INC.





                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
      4             Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statements on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(c) and
                    3(d).

      5             Opinion and Consent of Brownstein Hyatt & Farber, P.C.

     23.1           Consent of PricewaterhouseCoopers LLP.

     23.2           Consent of Brownstein Hyatt & Farber, P.C. is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to the Signature Page of this Registration Statement.

     99.1           Rhythms NetConnections Inc. 2000 Stock Award Plan.

     99.2           Form of Rhythms NetConnections Inc. Stock Award Agreement.

     99.3           Form of Rhythms NetConnections Inc. Notice of Stock Award
                    Under the 2000 Stock Award Plan.
